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                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          NANOMETRICS INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          NANOMETRICS INCORPORATED
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:   N/A
                                -----------------------------------------------

     (2) Form, Schedule or Registration Statement No.:    N/A
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     (4) Date Filed:      N/A
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================================================================================

                           NANOMETRICS INCORPORATED

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Nanometrics Incorporated, a California corporation (the "Company"), will be held on Thursday, June 18, 1998 at 1:30 p.m., local time, at the principal offices of the Company located at 310 DeGuigne Drive, Sunnyvale, California 94086, for the following purposes:

  1. To elect six directors to serve for the ensuing year and until their successors are elected.

  2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on April 20, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

  All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy.

                                          Sincerely,

                                          Vincent J. Coates
                                          Secretary

Sunnyvale, California
May 28, 1998

                           NANOMETRICS INCORPORATED

                               ----------------

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of Nanometrics Incorporated (the "Company") for use at the Annual Meeting (the "Annual Meeting") of Shareholders of the Company to be held on Thursday, June 18, 1998 at 1:30 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the principal offices of the Company located at 310 DeGuigne Drive, Sunnyvale, California 94086. The
  Company's telephone number at that address is (408) 746-1600.

  These proxy solicitation materials were mailed on or about May 28, 1998 to all shareholders entitled to vote at the meeting. A copy of the Company's 1997 Annual Report to Shareholders accompanies this Proxy Statement.

RECORD DATE AND SHARES OUTSTANDING

  Shareholders of record at the close of business on April 20, 1998 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 8,624,805 shares of the Company's Common Stock, no par value, were issued and outstanding. For information concerning security ownership of management and beneficial owners of more than 5% of the Company's Common Stock, see "Security Ownership of Management and Certain Beneficial Owners" below.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

  Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than six candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share of Common Stock outstanding has one vote.

  The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone.

QUORUM; ABSTENTIONS: BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting ("Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

  Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

  Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's Annual Meeting for fiscal 1998 must be received by the Company no later than December 2, 1998 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

NOMINEES

  A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner and in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such director's successor has been elected and qualified.

  The names of the nominees and certain information about them are set forth below:

                                                                        DIRECTOR
      NAME OF NOMINEE                                               AGE  SINCE
      ---------------                                               --- --------
      Vincent J. Coates............................................  73   1975
      Nathaniel Brenner............................................  72   1986
      Norman V. Coates.............................................  49   1988
      John D. Heaton...............................................  38   1995
      Clifford F. Smedley..........................................  63   1996
      Kanegi Nagai.................................................  66   1996

  Vincent J. Coates has been Chairman of the Board since the Company was founded in 1975. He has also served as Chief Executive Officer through April 1998 and President from the founding through May 1996, except for the period January 1986 through February 1987 when he served exclusively as Chief Executive Officer. He was elected Secretary in February 1989. Prior to his employment at Nanometrics, Mr. Coates co-founded Coates and Welter Instrument Corporation, a designer of electron microscopes, which company was subsequently acquired by Nanometrics. Mr. Coates also spent over twenty years working in engineering, sales and international operations for the Perkin-Elmer corporation. In 1995 he received an award which recognized his contribution to the industry from Semiconductor and Equipment and Materials International, an industry trade organization.

  Nathaniel Brenner has served as a director of the Company since June 1986. He joined Beckman Instruments, Inc. in 1976 where he held the positions of Program Manager, Marketing Manager (Instruments) and General Manager (Spectroscopy). In 1992, Mr. Brenner retired from Beckman Instruments, Inc. Mr. Brenner is also a director of PMC, Inc., a manufacturer of optical and electron microscopy equipment.

  Norman V. Coates has served as a director of the Company since May 1988. He has operated Gem of the River Produce, a farming and produce packing operation in Orleans, California, as a sole proprietor since 1978. He has also been manager of the Boise Creek Farm operation since 1985.

  John D. Heaton joined the Company in September 1990 and in April 1994 he was elected Vice President of Engineering and General Manager. In July 1995, he was appointed to the Board of Directors. In May 1996, he was elected President and Chief Operating Officer. In April 1998, he was elected Chief Executive Officer. Mr. Heaton served in various technical positions at National Semiconductor from 1978 to 1990 prior to joining the Company.

  Clifford F. Smedley has served as a director of the Company since January 1996. From July 1993 through July 1995, Mr. Smedley was the Chief Operating Officer of System Chemistry, Inc. From January 1988 through March 1993, Mr. Smedley served in several management capacities with Genus, Inc., most recently as Vice President, New Product Development.

  Kanegi Nagai has served as a director of the Company since May 1996. Mr. Nagai is also a consultant to the Company and has acted as such since August 1995. From January 1990 to April 1995, Mr. Nagai was the President and Chief Executive Officer of Cybeq Systems, a semiconductor equipment supplier. From 1983 to 1989, Mr. Nagai held a number of management positions with the Mitsubishi Corporation.

  Vincent J. Coates is the father of Norman V. Coates. There is no other family relationship between any of the foregoing nominees or between any such nominees and any of the executive officers of the Company.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth beneficial ownership of Common Stock of the Company as of April 1, 1998, by each director or nominee, by each of the Named Officers (as defined below), by all directors and officers as a group, and by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock. Unless otherwise indicated the address of each beneficial owner of 5% of the Company's Common Stock is 310 DeGuigne Avenue, Sunnyvale, California 94086.

                                           NUMBER OF SHARES
                                           OF COMMON STOCK
NAME OF BENEFICIAL OWNER                BENEFICIALLY OWNED (1) PERCENT OF TOTAL
------------------------                ---------------------- ----------------
Vincent J. Coates......................       5,401,774(2)           62.9%
FMR Corp...............................         548,200(3)            6.4
 82 Devonshire St.
 Boston, MA 02109
Nathaniel Brenner......................          40,999(4)              *
Norman V. Coates.......................          25,000(5)              *
John D. Heaton.........................           8,334(6)              *
Clifford F. Smedley....................           6,666(7)              *
Kanegi Nagai...........................           9,999(8)              *
Roger Ingalls..........................          31,666(9)              *
William Fate...........................           6,000(10)             *
William McGahan........................          13,333(11)             *
All officers and directors as a group
 (9 persons)...........................       6,091,971(12)          70.1%

--------
  *  Represents less than 1% of outstanding shares of Common Stock.

 (1) Represents sole voting and investment power, except as otherwise noted below.

 (2) Includes 5,401,654 shares of Common Stock held of record by the Vincent
     J. Coates Trust dated August 7, 1981, for which Mr. Coates acts as trustee and is the beneficial owner.

 (3) According to a Schedule 13G filed with the Securities Exchange Commission on or about February 10, 1998, FMR Corp ("FMR") may be deemed to be the beneficial owner of 548,200 shares of Common Stock. FMR is identified as a Parent Holding Company on its Schedule 13G.

 (4) Includes 27,666 shares of Common Stock held of record by the N&J Brenner Living Trust, for which Mr. Brenner and his spouse act as trustees, for the benefit of members of Mr. Brenner's immediate family, and 13,333 shares of Common Stock issuable upon exercise of outstanding options exercisable within 60 days of April 1, 1998.

 (5) Includes 9,999 shares of Common Stock issuable upon exercise of outstanding options exercisable within 60 days of April 1, 1998. Includes an aggregate of 5,000 shares held on the behalf of Mr. Coates' children.

 (6) Includes 8,334 shares of Common Stock issuable upon exercise of outstanding options exercisable within 60 days of April 1, 1998.

 (7) Includes 6,666 shares of Common Stock issuable upon exercise of outstanding options exercisable within 60 days of April 1, 1998.

 (8) Includes 9,999 shares of Common Stock issuable upon exercise of outstanding options exercisable within 60 days of April 1, 1998.

 (9) Includes 31,666 shares of Common Stock issuable upon exercise of outstanding options exercisable within 60 days of April 1, 1998.

(10) Includes 6,000 shares of Common Stock issuable upon exercise of outstanding options exercisable within 60 days of April 1, 1998.

(11) Includes 13,333 shares of Common Stock issuable upon exercise of outstanding options exercisable within 60 days of April 1, 1998.

(12) Includes 99,330 shares of Common Stock issuable upon exercise of outstanding options exercisable within 60 days of April 1, 1997.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors held a total of five meetings during fiscal 1997. During fiscal 1997, no incumbent directors attended less than 75% of the meetings of the Board of Directors and all incumbent directors attended all meetings of committees, if any, upon which such directors served, except that Mr. Nagai did not attend one meeting of the Board of Directors.

  AUDIT COMMITTEE. The Audit Committee of the Board of Directors reviews and monitors the corporate financial reporting and the internal and external audits of the Company, including among other things, the Company's internal audit and control functions, the results and scope of the annual audit and other services provided by the Company's independent auditors, and the Company's compliance with legal matters with a significant impact on the Company's financial reports. In addition, the Audit Committee has the responsibility to consider and recommend the employment of, and to review fee arrangements with, the Company's independent auditors. The Audit Committee also monitors transactions between the Company and its officers, directors and employees for any potential conflicts of interest. The current members of the Audit Committee are Vincent J. Coates, Nathaniel Brenner and Kanegi Nagai. The Audit Committee met 1 time during fiscal 1997.

  COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors reviews and makes recommendations to the Board regarding the Company's compensation policy and all forms of compensation to be provided to executive officers and directors of the Company, including among other things, annual salaries and bonuses. The current members of the Compensation Committee are Nathaniel Brenner, Norman V. Coates and Clifford F. Smedley. The Compensation Committee met 1 time during fiscal 1997.

  STOCK OPTION COMMITTEE. The Stock Option Committee of the Board of Directors is responsible for approving the grant of stock options to the Company's employees under the Company's 1991 Stock Option Plan. The current members of the Stock Option Committee are Norman V. Coates and Nathaniel Brenner. The Stock Option Committee did not meet separately during fiscal 1997, but acted by written consent 5 times during fiscal 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors of Nanometrics Incorporated consisted of Nathaniel Brenner, Norman V. Coates and Clifford F. Smedley. No member of the Compensation Committee of the Company's Board serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

BOARD COMPENSATION

  Directors who are not also employees of the Company receive an annual retainer fee of $1,500 plus $1,000 for each Board of Directors and committee meeting attended (unless the Board and committee meeting take place on the same day, in which case such directors receive on $1,000 fee) and are eligible to participate in the Company's 1991 Director Option Plan. In addition, the Company is a party to a consulting agreement with Kanegi Nagai, a director of the Company. See "Certain Transactions."

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth the compensation paid by the Company to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Officers") during the past three fiscal years:

                          SUMMARY COMPENSATION TABLE

                                                      ANNUAL         LONG TERM
                                                   COMPENSATION    COMPENSATION
                                                ------------------ -------------
                                         FISCAL                    OPTION GRANTS
NAME AND PRINCIPAL POSITION               YEAR  SALARY($) BONUS($) (# OF SHARES)
---------------------------              ------ --------- -------- -------------
Vincent J. Coates (1)...................  1997   238,776   47,405        --
 Chief Executive Officer,                 1996   180,821   29,336        --
 Chairman of the Board and                1995   170,519   19,036        --
 Secretary
John D. Heaton(1).......................  1997   219,061   45,262     75,000
 President, and Chief                     1996   178,454   34,712        --
 Operating Officer                        1995   129,178   15,199        --
Roger Ingalls...........................  1997   222,900   22,641     25,000
 Vice President and Director              1996   138,564   12,954      5,000
 of U.S. Sales                            1995    72,648    6,916     40,000
William Fate............................  1997   189,053   21,630      4,000
 Vice President and Director              1996   115,112   13,108        --
 of International Sales                   1995    83,937    7,261     54,000
William McGahan.........................  1997   143,390   26,217     30,000
 Vice President and                       1996   119,483   15,559     20,000
 Director of Engineering                  1995    26,346    2,231        --

--------
(1) In April 1998 Mr. Coates resigned as Chief Executive Officer of the Company, and Mr. Heaton was elected as Chief Executive Officer of the Company.

STOCK OPTION GRANTS

  The following table sets forth information regarding individual grants of options during fiscal 1997 to each of the Named Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                POTENTIAL REALIZABLE
                                           INDIVIDUAL GRANTS                      VALUE AT ASSUMED
                         ------------------------------------------------------    ANNUAL RATES OF
                           NUMBER OF     PERCENT OF                                  STOCK PRICE
                          SECURITIES   TOTAL OPTIONS                              APPRECIATION FOR
                          UNDERLYING     GRANTED TO                                OPTION TERMS(3)
                            OPTIONS     EMPLOYEES IN  EXERCISE PRICE EXPIRATION ---------------------
NAME                     GRANTED(#)(1) FISCAL 1997(2)     ($/SH)        DATE      5%($)      10%($)
----                     ------------- -------------- -------------- ---------- ---------- ----------
Vincent J. Coates.......       --            --              --            --          --         --
John D. Heaton..........    75,000          15.4%         $10.22     8/11/2002  $  211,770 $  467,956
Roger Ingalls...........    25,000           5.1%         $10.22     8/11/2002      70,590    155,985
William Fate............     4,000           0.8%         $10.22     8/11/2002      11,294     24,958
William McGahan.........    30,000           6.1%         $10.22     8/11/2002      84,708    187,182

--------
(1) Represent stock options granted under the Company's 1991 Stock Option Plan. Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options generally become exercisable 33% after the first year and 33% each full year thereafter and are fully exercisable after 3 years. Options lapse after 5 years or, if earlier, 90 days after termination of employment.

(2) Based on 488,500 options granted during fiscal 1997.

(3) Potential realizable values are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on rules of the Securities and Exchange Commission. Actual realizable values, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holder's continued employment through the vesting period.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The following table sets forth, for each Named Officer, each exercise of stock options during fiscal 1997 and the year-end value of unexercised options.

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                NUMBER OF SECURITIES VALUE OF UNEXERCISED
                                                 UNDERLYING OPTIONS      IN-THE-MONEY
                            SHARES      VALUE       AT YEAR END:     OPTIONS AT YEAR-END:
                         ACQUIRED ON  REALIZED      EXERCISABLE/         EXERCISABLE/
NAME                     EXERCISE (#)  ($)(1)    UNEXERCISABLE (#)   UNEXERCISABLE ($)(2)
----                     ------------ --------- -------------------- --------------------
Vincent J. Coates.......       --           --                --                   --
John D. Heaton..........   121,665    1,043,406     8,334/110,001       30,211/136,879
Roger Ingalls...........       --           --     28,331/41,669       110,007/65,019
William Fate............       --           --     46,000/22,000       187,375/52,125
William McGahan.........       --           --      6,666/43,334        19,998/40,002

--------
(1) Value realized upon exercise is (i) the fair market value of the Company's Common Stock on the date of exercise, less the option exercise price per share, multiplied by (ii) the number of shares underlying the options exercised.

(2) Value of unexercised options is (i) the fair market value of the Company's Common Stock at fiscal 1997 year end ($8.88 per share), less the option exercise price of in-the-money options, multiplied by (ii) the number of shares underlying such options.

CERTAIN TRANSACTIONS

  The Company is the beneficiary of an insurance policy on the life of Vincent
J. Coates in a face amount of $8,000,000. Annual premiums, which are paid by the Company, totaled $200,000 for fiscal 1997 and in subsequent years are fixed at $200,000. Mr. Coates and the Company have entered into an agreement providing that in the event of Mr. Coates' death, his estate has the option to cause the Company to use the proceeds of the policy to purchase shares of the Company's Common Stock owned by the estate at their then fair market value. The estate is not obligated under the terms of the agreement to exercise the option. If the option is not exercised, the Company would retain the proceeds of the insurance. The purpose of this agreement is to provide Mr. Coates' estate, at its option, the opportunity to obtain cash to pay estate taxes without having to raise all of such money from sales in the open market.

  Pursuant to the terms of an agreement dated May 1, 1985 between the Company and Vincent J. Coates, the Company is obligated, in the event Mr. Coates is required to resign as Chief Executive Officer of the Company under certain circumstances, to continue to pay Mr. Coates his salary for five years from the date of such resignation. The agreement was amended and restated in 1996. In April 1998, Mr. Coates resigned as Chief Executive Officer and continued to serve as Chairman of the Board, and the Company has continued to pay
Mr. Coates his salary in connection with his services as Chairman of the Board.

  The Company is a party to a consulting agreement with Kanegi Nagai, a director of the Company. Under the consulting agreement, the Company pays to Mr. Nagai a fee at a rate of $400 per day, plus reasonable expenses, for consulting services with respect to matters involving the Company's business and operations in Japan. The term of the consulting agreement expires on June 30, 1998, unless sooner terminated by the parties thereto.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the SEC. Such officers, and ten percent shareholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during fiscal 1997, all
Section 16(a) filing requirements applicable to the officers, directors and ten percent shareholders were complied with, with the exception of a late Form 4 for transactions occurring on October 2,1997 and October 6, 1997 filed by Nathaniel Brenner. A Form 5 was filed by Mr. Brenner in order to report the transaction on February 12, 1998.

REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS

  The following is the report of the Compensation Committee and the Stock Option Committee of the Board of Directors describing compensation policies and rationales applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 1997. The information contained in such report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

  General. The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to cash compensation levels for the Company's executive officers. During 1997, the Stock Option Committee was responsible for determining levels of equity-based compensation for the Company's executive officers and other key personnel of the Company.

  Compensation Philosophy. The Compensation Committee makes recommendations as to the salaries of the executive officers by considering (i) the salaries of executive officers in similar positions at comparably-sized peer companies,
(ii) the Company's financial performance over the past year based upon revenues and operating results and (iii) the achievement of individual performance goals related to each executive officer's duties and areas of responsibility. The Compensation Committee makes recommendations as to the levels of cash bonuses awarded to the Company's executive officers and views such bonuses as being an integral part of its performance based compensation program. Such bonuses are based on Company profits and are determined as a percentage of the executive salaries.

  Equity-Based Compensation. The Stock Option Committee views stock options as an important part of its long-term, performance-based compensation program. The Stock Option Committee bases grants of stock options to the executive officers of the Company under the Company's 1991 Stock Option Plan upon such Committee's estimation of each executive's contribution to the long-term growth and profitability of the Company. The 1991 Stock Option Plan is intended to provide additional incentives to the executive officers to maximize stockholder value. Options are granted under the 1991 Stock Option Plan at the then-current market price and are generally subject to three-year vesting periods to encourage key employees to remain with the Company.

  Compensation of the Chief Executive Officer. The compensation of the Company's Chief Executive Officer for fiscal 1997 was based upon the same criteria described above. Specifically, the Compensation Committee considered several factors as important in determining the Chief Executive Officer's compensation for fiscal 1997. These factors included the attainment of corporate revenue and operating results goals for the fiscal year. After considering these factors, including but not limited to, the Company's record revenue levels and sustained quarterly revenue growth over prior quarters, the Company awarded the Chief Executive Officer a bonus that was higher than recent historic levels.

           STOCK OPTION COMMITTEE                          COMPENSATION COMMITTEE
              Norman V. Coates                               Nathaniel Brenner
              Nathaniel Brenner                               Norman V. Coates
                                                            Clifford F. Smedley

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the annual percentage change in the cumulative return to the shareholders of the Company's Common Stock with the cumulative return of the Nasdaq U.S. Index and the Hambrecht & Quist Technology Index for the period commencing on January 1, 1993 and ending on December 31, 1997. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
     AMONG NANOMETRICS INCORPORATED, THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

                              [PERFORMANCE GRAPH]


                                            NASDAQ        HAMBRECHT
Measurement Period           NANOMETRICS    STOCK MARKET  & QUIST
(Fiscal Year Covered)        INCORPORATED   (U.S.)        TECHNOLOGY
-------------------          ------------   ------------  ----------
Measurement Pt-12/92         $100           $100          $100
FYE 12/93                    $100           $115          $117
FYE 12/94                    $ 64           $112          $141
FYE 12/95                    $843           $159          $211
FYE 12/96                    $543           $195          $262
FYE 12/97                    $936           $240          $307

* $100 invested on 12/31/92 in Stock or Index--including reinvestment of dividends. Fiscal year ending December 31.

     PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board has appointed Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998. Deloitte & Touche LLP has audited the Company's financial statements since fiscal 1991.

  Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: May 28, 1998

PROXY
                            NANOMETRICS INCORPORATED
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      1998 ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 18, 1998

  The undersigned shareholder(s) of Nanometrics Incorporated, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 30, 1998, and hereby appoints Vincent J. Coates and Paul B. Nolan, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Shareholders of Nanometrics Incorporated to be held on Thursday, June 18, 1998 at 1:30 p.m., local time, at the principal offices of the Company located at 310 DeGuigne Drive, Sunnyvale, California, 94086 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned is entitled to vote on the matters set forth below:

ITEM 1. ELECTION OF DIRECTORS:

          [_] FOR all nominees listed below
                                [_] WITHHOLD AUTHORITY
             (except as indicated)to vote for all nominees listed below

  (INSTRUCTIONS: If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below).

   Vincent J. Coates   Nathaniel Brenner   Norman V. Coates   John D. Heaton
                       Clifford F. Smedley   Kanegi Nagai

ITEM 2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 1998 fiscal year.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

                 (Continued and to be signed, on reverse side)


                          (Continued from other side)


  In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

  THIS BALLOT WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                                Typed or Printed Name(s)

                                                -------------------------------
                                                           Signature

                                                -------------------------------
                                                           Signature

                                                -------------------------------
                                                     Title, if applicable

                                                -------------------------------
                                                   Type and Number of shares
                                                             owned

                                                Dated: __________________, 1998

                                                This proxy should be marked,
                                                dated, signed by the
                                                shareholder(s) exactly as his
                                                or her name appears hereon and
                                                returned promptly in the
                                                enclosed envelope. Persons
                                                signing in a fiduciary
                                                capacity should so indicate.
                                                If shares are held by joint
                                                tenants or as community
                                                property, both should sign.